Exhibit 99.1
Rapid7 Announces Third Quarter 2026 Financial Results
•Annualized recurring revenue (“ARR”) of $820 million
•Total revenue of $212 million; Product subscriptions revenue of $206 million
•GAAP income from operations of $9.0 million; Non-GAAP income from operations of $46.2 million
•Net cash provided by operating activities of $30.1 million; Free cash flow of $26.5 million

Boston, MA – November 4, 2026 – Rapid7, Inc. (Nasdaq: RPD), a global leader in AI-powered managed cybersecurity operations, today announced its financial results for the third quarter 2026.

“Last quarter, we took decisive action to focus resources and energy on our core business. This quarter, we delivered on some of our early goals in this multi-quarter journey,” said Wael Mohamed, CEO of Rapid7. “The company is operating with greater discipline, our core business is becoming more stable, and our cash generation outlook for the year remains on track. That is real progress, but one quarter of stability is just a start. Turning this execution into durable growth is the work ahead of us.”

“Discipline creates capacity, and strategy decides where it goes. We are putting that capacity behind our core and an AI-first service model where our platform, Rapid7 Intelligence, AI agents, and experienced security experts work as one system, taking customers beyond detection and response to resolution. In Exposure Management, that same intelligence helps customers focus on the exposures attackers can actually exploit and fix them before they become incidents. Hundreds of customers are already using Kenzo-powered capabilities as we build toward Autonomous SOC. We are not declaring victory. We are building proof, and we intend to earn confidence across quarters.”

Third Quarter 2026 Financial Highlights

•Revenue: Total revenue of $212.4 million, a decrease of 2.5% year-over-year. Product revenue of $206.1 million, a decrease of 1.9% year-over-year.
•ARR: Annualized recurring revenue of $819.7 million, a decrease of 2.2% year-over-year.
•Operating Income: GAAP income from operations of $9.0 million; Non-GAAP income from operations of $46.2 million.
•Net Income: GAAP net income of $3.5 million or $0.05 per diluted share and non-GAAP net income of $47.4 million or $0.60 per diluted share.
•Cash Flow: Net cash provided by operating activities of $30.1 million and free cash flow of $26.5 million.
•Total cash, cash equivalents, and government securities of $731.6 million as of September 30, 2026.
Recent Business Highlights

•In October, Rapid7 launched Rapid7 Intelligence, a unified engine that combines threat intelligence, vulnerability research, and Rapid7 Labs to turn insight on attacker behavior into AI-powered action that helps organizations anticipate and disrupt attacks. Rapid7 Intelligence is led by Mel Stone, Chief Global Services Officer, and its frontline intelligence flows directly into Rapid7 products, MDR, and Exposure Management.
•In October, Rapid7 hosted its customer summit in Boston and previewed its Autonomous SOC, a governed system in which security experts, threat intelligence, and Red, Blue, and Orange AI agents work together to take customers from detection to resolution.
•In August, Rapid7 released its Q2 Threat Landscape Report. The report found that 62% of newly exploited vulnerabilities could be exploited over a network without authentication or user interaction, and that high and critical disclosures doubled year over year to 8,539.
•In August, Rapid7 released research conducted by Omdia, which found that 97% of security professionals report AI is having a positive impact on security operations, 92% agree human oversight remains essential, and 86% believe MDR providers that integrate AI hold an advantage over traditional MDR services.
•In August, at Black Hat USA 2026, Rapid7 showcased three platform innovations: (1) the newly generally available Rapid7 AI-Accelerated Exposure Discovery & Visibility, (2) Preemptive MDR Alerts, and (3) Agentic SOC, which applies AI agents to accelerate investigations and guide response while preserving analyst control over high-impact decisions.
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Fourth Quarter and Full Year 2026 Guidance
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, impairment of strategic equity investment, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.
Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Fourth Quarter 2026			Full-Year 2026
	(in millions, except per share data)
ARR	Approximately $812 million
Year-over-year growth	(3)%
Revenue	$208	to	$210	$841	to	$843
Year-over-year growth	(4)%	to	(3)%	(2)%	to	(2)%
Non-GAAP income from operations	$40	to	$42	$140	to	$142
Non-GAAP net income per share, diluted	$0.53	to	$0.55	$1.94	to	$1.96
Weighted average shares used in non-GAAP earnings per share calculation, diluted	82.1			79.6
Free cash flow	Approximately $130 million
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the fourth quarter 2026 and full-year 2026 does not include any potential impact of foreign exchange gains or losses.
Conference Call and Webcast Information
Rapid7 will host a conference call today, November 4, 2026, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is a global leader in AI-powered managed cybersecurity operations, trusted to advance organizations’ cyber resilience. Open and extensible, the Rapid7 Command Platform integrates security data, enriching it with AI, threat intelligence, and 25 years of expertise and innovation to reduce risk and disrupt attackers. As a recognized leader in preemptive managed detection and response (MDR), Rapid7 unifies exposure and detection to transform the cybersecurity operations of approximately 11,800 customers worldwide. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial
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measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA, free cash flow and unlevered free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, litigation-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, impairment of strategic equity investment, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Impairment of strategic equity investment. We exclude impairment of strategic equity investment because we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to the restructuring activities because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of restructuring expense provides a more useful comparison of our performance in different periods.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow and Unlevered Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures. We define unlevered free cash flow as free cash flow adjusted for the after-tax cash flow impact of interest income and interest expense. We believe unlevered free cash flow provides investors with useful supplemental information regarding our liquidity because it provides insight into the cash generated by our business before cash interest payments on financing obligations and excluding interest received on cash and investments. Management uses unlevered free cash flow to assess our ability to invest in the business and satisfy future contractual
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obligations. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
ARR. Annualized Recurring Revenue and Growth. ARR is defined as the annual value of all recurring revenue related to active contracts as of the last day of the period. ARR is measured at a specific point in time and does not incorporate consideration of any anticipated contract terminations or other prospective events, regardless of whether such events may exert a favorable or adverse influence on the metric. ARR should be viewed independently of revenue and deferred revenue, as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates and does not include revenue reported as professional services revenue in our consolidated statement of operations. We use ARR and believe it is useful to investors as a measure of the overall success of our business.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding only InsightOps and Logentries customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the fourth quarter and full-year 2026, and the assumptions underlying such guidance, and statements regarding our restructuring plan, including the expected timing of its completion, the amount and timing of expected charges, the expected benefits of the restructuring plan, and our strategy, business plans and focus, including our efforts to stabilize our core business, achieve durable growth and generate cash, and our development of an AI-first service model and Autonomous SOC. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Such forward-looking statements are based on our current assumptions, expectations and estimates and involve a number of judgments and risks, many of which are outside of our control. Risks that could cause or contribute to such differences include, but are not limited to, macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully execute our strategy, stabilize our core business and achieve durable growth, the possibility that our restructuring plan may not achieve its intended benefits or may take longer than anticipated to complete or result in charges greater than currently estimated, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, failure to meet our publicly announced guidance or other expectations about our business, our ability to grow our revenue, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customers' subscriptions, competition in the markets in which we operate, market growth, our ability to innovate, our sales cycles, our ability to successfully develop, deploy and realize the expected benefits of our artificial intelligence and automation capabilities, including risks related to performance, reliability, security and customer adoption of such technologies, our ability to successfully integrate acquired companies, including Kenzo Security, and achieve the expected synergies and benefits of such acquisitions in a timely manner or at all, exposure to greater than anticipated tax liabilities, our ability to operate in compliance with applicable laws, fluctuations in foreign currency exchange rates and their impact on our results, risks related to the accuracy, efficacy and perceived reliability of our threat intelligence, detection and response capabilities, including the potential for undetected vulnerabilities, false positives or failures in our systems, as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”),
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including our most recent Quarterly Report on Form 10-Q filed with the SEC on August 10, 2026, particularly in the section entitled "Item 1A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###

Investor contact:	Press contact:
Ryan Flanagan and Ryan Gardella	Christine Nurnberger
ICR for Rapid7	SVP Global Marketing and Growth
investors@rapid7.com	press@rapid7.com
(617) 865-4277	(857) 216-7804

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RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$335,714	$246,664
Short-term investments	395,853	228,006
Accounts receivable, net	125,419	167,017
Deferred contract acquisition and fulfillment costs, current portion	45,657	48,370
Prepaid expenses and other current assets	35,227	47,230
Total current assets	937,870	737,287
Long-term investments	—	184,119
Property and equipment, net	26,637	31,990
Operating lease right-of-use assets	39,031	45,485
Deferred contract acquisition and fulfillment costs, non-current portion	65,820	66,978
Goodwill	593,334	575,268
Intangible assets, net	58,546	65,105
Other assets	14,831	20,232
Total assets	$1,736,069	$1,726,464
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,347	$11,041
Accrued expenses and other liabilities	90,376	96,998
Convertible senior notes, current portion, net	598,849	—
Operating lease liabilities, current portion	17,625	16,176
Deferred revenue, current portion	408,736	451,155
Total current liabilities	1,128,933	575,370
Convertible senior notes, non-current portion, net	296,389	892,284
Operating lease liabilities, non-current portion	44,882	59,908
Deferred revenue, non-current portion	23,349	29,971
Other long-term liabilities	21,769	14,201
Total liabilities	1,515,322	1,571,734
Stockholders' equity:
Common stock	$683	$658
Treasury stock	(4,765)	(4,765)
Additional paid-in capital	1,179,415	1,120,963
Accumulated other comprehensive (loss) income	(647)	2,527
Accumulated deficit	(953,939)	(964,653)
Total stockholders' equity	220,747	154,730
Total liabilities and stockholders’ equity	$1,736,069	$1,726,464

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RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product subscriptions	$206,086	$210,146	$615,186	$622,178
Professional services	6,318	7,814	17,792	20,228
Total revenue	212,404	217,960	632,978	642,406
Cost of revenue:
Product subscriptions	59,049	58,263	178,128	169,867
Professional services	5,504	6,721	16,719	17,656
Total cost of revenue	64,553	64,984	194,847	187,523
Total gross profit	147,851	152,976	438,131	454,883
Operating expenses:
Research and development	39,638	46,914	135,065	142,029
Sales and marketing	65,645	79,296	220,765	237,943
General and administrative	23,630	20,863	59,227	65,615
Restructuring	9,988	—	11,663	—
Total operating expenses	138,901	147,073	426,720	445,587
Income from operations	8,950	5,903	11,411	9,296
Other income (expense), net:
Interest income	6,003	6,167	17,154	17,439
Interest expense	(2,574)	(2,585)	(7,605)	(7,866)
Other (expense) income, net	(5,808)	(173)	(6,696)	5,586
Income before income taxes	6,571	9,312	14,264	24,455
Provision (benefit) for income taxes	3,060	(497)	3,550	4,203
Net income	$3,511	$9,809	$10,714	$20,252
Net income per share, basic	$0.05	$0.15	$0.16	$0.31
Net income per share, diluted(1)	$0.05	$0.15	$0.16	$0.31
Weighted average common shares outstanding, basic	67,613,584	64,967,114	66,968,562	64,404,649
Weighted average common shares outstanding, diluted	70,172,655	65,181,941	68,338,147	64,691,079
(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three and nine months ended September 30, 2026 and the three months ended September 30, 2025, the 2027 and 2029 Notes were anti-dilutive; for the nine months ended September 30, 2025, the 2029 Notes, 2027 Notes and 2025 Notes were anti-dilutive.

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RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$3,511	$9,809	$10,714	$20,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,455	11,200	32,896	34,254
Amortization of debt issuance costs	1,104	1,098	3,226	3,116
Stock-based compensation expense	23,246	26,327	62,961	81,059
Impairment of strategic equity investment	5,500	—	5,500	—
Deferred income taxes	(3,170)	(1,300)	(6,160)	(1,300)
Other	(548)	(36)	587	(4,730)
Changes in assets and liabilities:
Accounts receivable	15,255	8,419	40,410	25,911
Deferred contract acquisition and fulfillment costs	873	4,338	3,871	14,138
Prepaid expenses and other assets	9,588	4,459	21,910	(1,339)
Accounts payable	(578)	(847)	3,455	(3,806)
Accrued expenses	(537)	1,658	(8,807)	(11,578)
Deferred revenue	(30,216)	(24,586)	(49,813)	(36,911)
Other liabilities	(4,362)	(2,340)	(13,824)	(2,816)
Net cash provided by operating activities	30,121	38,199	106,926	116,250
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	—	(23,345)	—
Purchases of property and equipment	(213)	(4,137)	(3,448)	(6,446)
Capitalization of internal-use software	(3,439)	(3,951)	(11,667)	(11,984)
Purchases of investments	(167,527)	(271,022)	(167,527)	(503,038)
Sales and maturities of investments	50,000	107,000	185,000	227,500
Other investing activities	—	458	(100)	1,786
Net cash used in investing activities	(121,179)	(171,652)	(21,087)	(292,182)
Cash flows from financing activities:
Payment of debt issuance costs	(14)	(403)	(14)	(1,693)
Payments for maturity of convertible senior notes	—	—	—	(45,992)
Payments related to business acquisitions	(177)	—	(177)	—
Taxes paid related to net share settlement of equity awards	(118)	(537)	(420)	(2,435)
Proceeds from employee stock purchase plan	1,623	3,257	4,512	7,703
Proceeds from stock option exercises	—	—	—	1,589
Net cash provided by (used in) financing activities	1,314	2,317	3,901	(40,828)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(149)	422	(690)	5,272
Net (decrease) increase in cash, cash equivalents and restricted cash	(89,893)	(130,714)	89,050	(211,488)
Cash, cash equivalents and restricted cash, beginning of period	$425,607	$261,327	$246,664	$342,101
Cash and cash equivalents end of period	$335,714	$130,613	$335,714	$130,613
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$2,625	$2,625	$5,250	$5,768
Cash paid for income taxes, net of refunds received	2,894	1,412	7,513	7,124
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RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP total gross profit	$147,851	$152,976	$438,131	$454,883
Add: Stock-based compensation expense(1)	1,473	2,457	4,775	7,301
Add: Amortization of acquired intangible assets(2)	4,006	4,424	12,674	13,270
Non-GAAP total gross profit	$153,330	$159,857	$455,580	$475,454
Non-GAAP gross margin	72%	73%	72%	74%

GAAP gross profit – product subscriptions	$147,037	$151,883	$437,058	$452,311
Add: Stock-based compensation expense	1,216	1,931	3,867	5,716
Add: Amortization of acquired intangible assets	4,006	4,424	12,674	13,270
Non-GAAP gross profit – product subscriptions	$152,259	$158,238	$453,599	$471,297
Non-GAAP gross margin - product subscriptions	74%	75%	74%	76%

GAAP gross profit – professional services	$814	$1,093	$1,073	$2,572
Add: Stock-based compensation expense	257	526	908	1,585
Non-GAAP gross profit – professional services	$1,071	$1,619	$1,981	$4,157
Non-GAAP gross margin - professional services	17%	21%	11%	21%

GAAP income from operations	$8,950	$5,903	$11,411	$9,296
Add: Stock-based compensation expense(1)	23,246	26,327	62,961	81,059
Add: Amortization of acquired intangible assets(2)	4,006	4,592	12,768	14,802
Add: Acquisition-related expenses(3)	—	84	704	450
Add: Restructuring expense	9,988	—	11,663	—
Non-GAAP income from operations	$46,190	$36,906	$99,507	$105,607

GAAP net income	$3,511	$9,809	$10,714	$20,252
Add: Stock-based compensation expense(1)	23,246	26,327	62,961	81,059
Add: Amortization of acquired intangible assets(2)	4,006	4,592	12,768	14,802
Add: Amortization of debt issuance costs	1,104	1,098	3,226	3,116
Add: Acquisition-related expenses(3)	—	84	704	450
Add: Discrete tax items(4)	—	—	(600)	—
Add: Impairment of strategic equity investment	5,500	—	5,500	—
Add: Restructuring expense	9,988	—	11,663	—
Non-GAAP net income	$47,355	$41,910	$106,936	$119,679
Add: Interest expense of convertible senior notes(5)	1,313	1,313	3,938	4,283
Numerator for non-GAAP earnings per share calculation	$48,668	$43,223	$110,874	$123,962

Weighted average shares used in GAAP earnings per share calculation, basic	67,613,584	64,967,114	66,968,562	64,404,649
Dilutive effect of convertible senior notes(5)	10,429,891	10,429,891	10,429,891	10,763,957
Dilutive effect of employee equity incentive plans(6)	2,559,071	214,827	1,369,585	286,430
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Weighted average shares used in non-GAAP earnings per share calculation, diluted	80,602,546	75,611,832	78,768,038	75,455,036

Non-GAAP net income per share:
Basic	$0.70	$0.65	$1.60	$1.86
Diluted	$0.60	$0.57	$1.41	$1.64

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,473	$2,457	$4,775	$7,301
Research and development	7,189	9,399	24,837	30,037
Sales and marketing	4,351	7,255	13,865	21,948
General and administrative	$10,233	$7,216	$19,484	$21,773

(2) Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,006	$4,424	$12,674	$13,270
Sales and marketing	—	168	94	1,472
General and administrative	$—	$—	$—	$60

(3) Includes acquisition-related expenses as follows:
General and administrative	$—	$84	$704	$450

(4) Includes discrete tax items as follows:
(Benefit) Provision for income taxes	$—	$—	$(600)	$—

(5) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(6) We use the treasury method to compute the dilutive effect of employee equity incentive awards.

rapid7.com                                                10

RAPID7, INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$3,511	$9,809	$10,714	$20,252
Interest income	(6,003)	(6,167)	(17,154)	(17,439)
Interest expense	2,574	2,585	7,605	7,866
Other expense (income), net	5,808	173	6,696	(5,586)
Provision (benefit) for income taxes	3,060	(497)	3,550	4,203
Depreciation expense	2,635	2,339	7,660	7,478
Amortization of intangible assets	7,820	8,861	25,236	26,776
Stock-based compensation expense	23,246	26,327	62,961	81,059
Acquisition-related expenses	—	84	704	450
Restructuring expense	9,988	—	11,663	—
Adjusted EBITDA	$52,639	$43,514	$119,635	$125,059

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$30,121	$38,199	$106,926	$116,250
Less: Purchases of property and equipment	(213)	(4,137)	(3,448)	(6,446)
Less: Capitalized internal-use software costs	(3,439)	(3,951)	(11,667)	(11,984)
Free cash flow	$26,469	$30,111	$91,811	$97,820
Cash received from interest, net of tax	(5,485)	(3,549)	(14,845)	(10,761)
Cash paid for interest, net of tax	2,280	2,034	4,561	4,464
Unlevered free cash flow	$23,264	$28,596	$81,527	$91,523

rapid7.com                                                11